                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004 relating to the financial statements and financial statement schedule, which appears in Maxtor Corporation's Annual Report on Form 10-K for the year ended December 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



San Jose, California
March 23, 2004